Exhibit 99.1

         Cuisine Solution Brings Aboard New President for US;
 Washington DC area entrepreneur Thomas L. Gregg Tapped as President

    ALEXANDRIA, Va.--(BUSINESS WIRE)--Jan. 20, 2004--Cuisine Solutions, the leading provider in the US of frozen entrees and sauces utilizing the "sous-vide" technology cooking method, announces the appointment of Thomas L. Gregg as President of US Operations. Mr. Gregg was formerly CEO of 3-G International, Inc. (3GI), a network security software company that was sold to RSA Security in 2001. A former Ernst and Young Greater Washington Entrepreneur of the Year, Mr. Gregg has been running his own private investment company, MacGregor Capital, for the last two years. For the past year, Mr. Gregg has also served on the Cuisine Solutions Board of Advisors and has provided strategic consultation to Cuisine Solutions.
    "I believe there are many similarities between Cuisine Solutions and my former business," explains Gregg. "Cuisine Solutions has outstanding people, products and technology in a high growth market area."
    Mr. Y. Tristan Kuo has also been promoted to Vice President of Finance and corporate Treasurer and Secretary replacing the departing CFO, Andreas Pfann; and corporate chef Marc Brennet has been promoted to Vice President of Product Development. Finally, Mr. Felipe Hasselmann has moved to the newly created position of Chief of Staff reporting directly to the President and CEO. "The company has survived very difficult times after the September 11, 2001 tragedy curtailed our airline and banquet business," remarks CEO Stanislas Vilgrain. "We are now organizing ourselves for growth and market leadership."
    Headquartered in Alexandria, VA., with production facilities in Europe and North and South America, the company provides quality solutions worldwide to the retail, banquet, transportation, military and restaurant sectors. The Company is publicly held and listed on the OTC-BB at CUIS.OB. Visit Cuisine Solutions online at www.cuisinesolutions.com

    This news release contains statements (including certain projections and business trends) accompanied by such phrases as "believes," "estimates," "expect(s)," "anticipates," "will," "intends" and other similar expressions, that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to economic and political changes in international markets where the Company competes, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which the Company has no control; demand for and market acceptance of new and existing products, including levels of capital spending in industrial markets; successful development of advanced technologies; competitive product and pricing pressures; future terrorist attacks; epidemics; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
    This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements reflect the intent, belief or current expectations of the company and members of the management team.
    Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements reflecting changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


    CONTACT: Cuisine Solutions, Alexandria
             Elizabeth Lauer, 703-270-2990